Exhibit 99.1

Cytek Biosciences Reports Third Quarter 2026 Financial Results

FREMONT, Calif., November 4, 2026 (GLOBE NEWSWIRE) – Cytek Biosciences, Inc. (“Cytek Biosciences” or “Cytek”) (Nasdaq: CTKB), a leading cell analysis solutions company, today reported financial results for the third quarter ended September 30, 2026.

Recent Highlights

•	Total revenue for the third quarter of 2026 was $53.2 million, representing a 2% increase compared to the third quarter of 2025

•

Total recurring revenue, comprised of service and reagent revenues, reached $19.1 million in the third quarter. On a trailing-12-month basis, recurring revenue represented 36% of total revenue, up from 33% on a trailing-12-month basis as of the third quarter of 2025

•	Delivered GAAP gross margin of 59% representing a 590 basis point improvement compared to the third quarter of 2025

•	Expanded to a total installed base of 4,073 Cytek instruments, adding 140 units in the third quarter of 2026

•	Maintaining the midpoint of full year 2026 total revenue guidance and narrowing the range to $208 million to $211 million

“We delivered another solid third quarter, with growth led by the U.S., where revenue grew 12%, and double-digit growth in our service business,” said Wenbin Jiang, CEO of Cytek Biosciences. “Demand for our high-end instruments remained strong, with high-end Full Spectrum Profiling instrument revenue up 11% and Aurora Evo placements nearly doubling year over year. We also expanded gross margin by nearly 600 basis points. Looking ahead, we are reiterating the midpoint of our full-year revenue guidance and expect a strong finish to the year. We are well positioned to keep gaining market share, with our new product launches continuing to strengthen our technology leadership.”

Third Quarter 2026 Financial Results

Total revenue for the third quarter of 2026 was $53.2 million, a 2% increase compared to the third quarter of 2025. The increase in revenue was driven by growth in the U.S., led by strong demand for high-end instruments and continued growth in service.

GAAP gross profit was $31.2 million for the third quarter of 2026, a 13% increase compared to the third quarter of 2025. GAAP gross profit margin was 59% in the third quarter of 2026 compared to 53% in the third quarter of 2025. Adjusted gross profit margin, after adjusting for stock-based compensation expense and amortization of acquisition-related intangibles, was 61% in the third quarter of 2026 compared to 55% in the third quarter of 2025. This represents the best GAAP and adjusted gross margin for a third quarter since 2023.

Operating expenses were $39.6 million for the third quarter of 2026, an 8% increase compared to the third quarter of 2025, primarily due to higher general and administrative expenses.

Research and development expenses were $9.4 million for the third quarter of 2026, a 4% increase compared to the third quarter of 2025. The increase in expenses for the three months ended September 30, 2026 was primarily driven by higher personnel costs, offset by lower engineering expenses.

Sales and marketing expenses were $11.9 million for the third quarter of 2026, a 2% increase compared to the third quarter of 2025.

General and administrative expenses were $18.4 million for the third quarter of 2026, a 14% increase compared to the third quarter of 2025, primarily due to higher litigation-related expenses, partially offset by lower compensation and severance expenses and the non-recurrence of a write-off of deferred offering costs in the prior-year period.

Loss from operations in the third quarter of 2026 was $8.4 million, compared to loss from operations of $9.2 million in the third quarter of 2025. Net loss in the third quarter of 2026 was $6.1 million, compared to a net loss of $5.5 million in the third quarter of 2025.

Adjusted EBITDA was $0.7 million for the third quarter of 2026, compared to adjusted EBITDA of $2.5 million in the third quarter of 2025, after adjusting for stock-based compensation expense, foreign currency exchange impacts and, in the prior-year period, a non-recurring write-off of deferred at-the-market (“ATM”) facility offering costs.

Cash, cash equivalents, restricted cash and marketable securities totaled $256.3 million as of September 30, 2026, compared to $262.0 million as of June 30, 2026, a decrease of $5.7 million.

2026 Outlook

Cytek Biosciences is maintaining the midpoint of its revenue outlook for the full year 2026 and narrowing the range to $208 million to $211 million, assuming no change in current foreign currency exchange rates.

Corporate Update

On August 21, 2026, Cytek Biosciences announced that a jury in the U.S. District Court for the District of Delaware found in Cytek’s favor on three of the four asserted claims, finding both non-infringement and invalidity for each of those three claims. On the fourth claim, the jury found no literal infringement but did find infringement under the doctrine of equivalents. Cytek Biosciences has subsequently filed post-verdict motions and intends to pursue all available legal remedies, including a potential appeal.

Webcast Information

Cytek will host a conference call to discuss its third quarter 2026 financial results on Wednesday, November 4, 2026, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. A webcast of the conference call can be accessed at investors.cytekbio.com.

About Cytek Biosciences, Inc.

Cytek Biosciences (Nasdaq: CTKB) is a leading cell analysis solutions company advancing the next generation of cell analysis tools by delivering high-resolution, high-content and high-sensitivity cell analysis utilizing its patented Full Spectrum Profiling™ (FSP®) technology. Cytek’s novel approach harnesses the power of information within the entire spectrum of a fluorescent signal to achieve a higher level of multiplexing with precision and sensitivity. Cytek’s platform includes: its core FSP instruments, the Cytek Aurora™, Northern Lights™, Cytek Aurora™ CS, Cytek Aurora™ Evo, and Cytek Borealis™ systems; the Cytek Orion™ reagent cocktail preparation system; the Enhanced Small Particle™ (ESP™) detection technology; the flow cytometers and imaging products under the Amnis® and Guava® brands; and reagents, software and services to provide a comprehensive and integrated suite of solutions for its customers. Cytek is headquartered in Fremont, California with offices and distribution channels across the globe. More information about the company and its products is available at www.cytekbio.com.

Cytek’s products are for research use only and not for use in diagnostic procedures (other than Cytek’s Northern Lights-CLC system and certain reagents, which are available for clinical use only in China and the European Union).

Cytek, Full Spectrum Profiling, FSP, Cytek Aurora, Cytek Borealis, Northern Lights, Enhanced Small Particle, ESP, Cytek Orion, Amnis and Guava are trademarks of Cytek Biosciences, Inc.

In addition to filings with the Securities and Exchange Commission (SEC), press releases, public conference calls and webcasts, Cytek uses its website (www.cytekbio.com), LinkedIn page and X account as channels of distribution for information about the company, its products, planned financial and other announcements, attendance at upcoming investor and industry conferences and other matters. Certain information disseminated through these channels may be material to investors, and Cytek may use these channels to disseminate such information in accordance with Regulation FD and other applicable disclosure requirements. Therefore, investors should monitor Cytek’s website, LinkedIn page, and X account in addition to following its SEC filings, news releases, public conference calls and webcasts.

Statement Regarding Use of Non-GAAP Financial Information

Cytek has presented certain financial information in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and also on a non-GAAP basis for the three- and nine-month periods ended September 30, 2026 and 2025. Management believes that non-GAAP financial measures, including “Adjusted gross profit,” “Adjusted gross margin,” “Adjusted EBITDA” and “Adjusted EBITDA excluding investment income,” referenced in this release, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Cytek encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, statements regarding Cytek’s business strategies, market opportunities, product plans and expectations, and continued investment in its products, people, and infrastructure; Cytek’s expanding installed base and future recurring revenue growth in its service and reagent businesses; Cytek’s intention to pursue additional post-trial remedies, including a potential appeal; and Cytek’s future financial performance, including its outlook for fiscal year 2026 and expectations for 2026 total revenue. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management. These statements also deal with future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements. Factors that could cause actual results to differ materially include global geopolitical, economic and market conditions; Cytek’s ability to manage the impacts of recent and future export controls and licensing requirements, tariffs and NIH funding policies on its business; Cytek’s ability to evaluate its prospects for future viability and predict future performance; Cytek’s ability to accurately forecast customer demand and adoption of its products; Cytek’s ability to recognize the anticipated benefits of collaborations; Cytek’s dependence on certain sole and single source suppliers; competition; market acceptance of Cytek’s current and potential products; Cytek’s ability to manage the growth and complexity of its organization, maintain relationships with customers and suppliers and hire and retain key employees; Cytek’s ability to manufacture its products in high-quality commercial quantities successfully and consistently to meet demand; Cytek’s ability to increase penetration in its existing markets and expand into adjacent markets; Cytek’s ability to secure additional distributors or maintain good relationships with its existing distributors; Cytek’s ability to successfully develop and introduce new products; Cytek’s ability to maintain, protect and enhance its intellectual property; Cytek’s ability to continue to stay in compliance with its material contractual obligations, applicable laws and regulations; and foreign currency exchange impacts. You should refer to the section titled “Risk Factors” set forth in Cytek’s most recent Quarterly Report on Form 10-Q filed with the SEC on August 5, 2026, Cytek’s Quarterly Report on Form 10-Q to be filed with the SEC on or about the date hereof and other filings Cytek makes with the SEC from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by Cytek’s forward-looking statements. Although Cytek believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. The forward-looking statements in this press release are applicable only as of the date on which they are made, and Cytek does not assume any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Cytek’s views as of any date subsequent to the date of this press release. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.

Media Contact:

Stephanie Olsen

Lages & Associates

(949) 453-8080

stephanie@lages.com

Investor Contact:

Mark Meehan

Cytek Biosciences

mmeehan@cytekbio.com

Cytek Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$66,806	$90,853
Restricted cash	385	—
Marketable securities	189,093	170,676
Trade accounts receivable, net	59,190	62,509
Inventories	52,371	48,428
Prepaid expenses and other current assets	11,090	19,530

Total current assets	378,935	391,996
Property and equipment, net	20,614	18,009
Operating lease right-of-use assets	10,329	11,315
Goodwill	16,691	16,697
Intangible assets, net	14,028	16,821
Other noncurrent assets	5,548	6,704

Total assets	$446,145	$461,542

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$4,886	$6,410
Legal settlement liability, current	2,427	2,495
Accrued expenses	27,149	23,417
Other current liabilities	20,211	16,978
Deferred revenue, current	30,281	28,504

Total current liabilities	84,954	77,804
Legal settlement liability, noncurrent	5,885	6,786
Deferred revenue, noncurrent	18,744	18,339
Operating lease liability, noncurrent	12,776	14,042
Long-term debt	99	525
Other noncurrent liabilities	2,333	2,307

Total liabilities	124,791	119,803

Stockholders’ equity:
Common stock, $0.001 par value; 1,000,000,000 authorized shares as of September 30, 2026 and December 31, 2025, respectively; 130,771,456 and 128,550,136 issued and outstanding shares as of September 30, 2026 and December 31, 2025, respectively	131	129
Additional paid-in capital	457,442	441,107
Accumulated deficit	(138,858)	(101,738)
Accumulated other comprehensive income	2,639	2,241

Total stockholders’ equity	321,354	341,739

Total liabilities and stockholders’ equity	$446,145	$461,542

Cytek Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share data)	2026	2025	2026	2025
Revenue, net:
Product	$37,161	$38,114	$98,496	$97,639
Service	16,068	14,179	47,008	41,713

Total revenue, net	53,229	52,293	145,504	139,352

Cost of sales:
Product	14,435	17,728	43,240	48,178
Service	7,588	7,014	21,464	19,599

Total cost of sales	22,023	24,742	64,704	67,777

Gross profit	31,206	27,551	80,800	71,575
Operating expenses:
Research and development	9,355	8,956	28,700	27,506
Sales and marketing	11,911	11,666	36,731	36,309
General and administrative	18,363	16,121	53,655	42,550

Total operating expenses	39,629	36,743	119,086	106,365

Loss from operations	(8,423)	(9,192)	(38,286)	(34,790)
Other income (expense):
Interest expense	(260)	(494)	(803)	(1,199)
Interest income	1,024	573	2,630	1,636
Other income (expense), net	751	1,344	535	8,543

Total other income (expense), net	1,515	1,423	2,362	8,980

Loss before income taxes	(6,908)	(7,769)	(35,924)	(25,810)
(Benefit from) provision for income taxes	(811)	(2,291)	1,197	(3,347)

Net loss	$(6,097)	$(5,478)	$(37,121)	$(22,463)

Net loss, basic and diluted	$(6,097)	$(5,478)	$(37,121)	$(22,463)

Net loss per share, basic and diluted	$(0.05)	$(0.04)	$(0.29)	$(0.18)

Weighted-average shares used in calculating net loss per share, basic and diluted	130,358,484	127,547,859	129,514,036	127,604,317

Comprehensive loss:
Net loss	$(6,097)	$(5,478)	$(37,121)	$(22,463)
Foreign currency translation adjustment, net of tax	61	741	906	784
Unrealized gain (loss) on marketable securities	(161)	118	(509)	20

Net comprehensive loss	$(6,197)	$(4,619)	$(36,724)	$(21,659)

Cytek Biosciences, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
GAAP gross profit	$31,206	$27,551	$80,800	$71,575
Stock based compensation	711	906	2,176	3,102
Amortization of acquisition-related intangible assets	490	481	1,474	1,455

Non-GAAP adjusted gross profit	$32,407	$28,938	$84,450	$76,132

GAAP gross margin	59%	53%	56%	51%
Non-GAAP adjusted gross margin	61%	55%	58%	55%
GAAP net income	$(6,097)	$(5,478)	$(37,121)	$(22,463)
Depreciation and amortization	3,109	3,063	8,906	8,932
(Benefit from) provision for income taxes	(811)	(2,291)	1,197	(3,347)
Interest income	(1,024)	(573)	(2,630)	(1,636)
Interest expense	260	494	803	1,199
Foreign currency exchange loss (gain)	421	886	2,301	(1,985)
Stock based compensation	4,853	5,638	15,054	19,058
Non-recurring deferred ATM facility offering cost write-off		711		711
Write-off Investment	—	—	1,587	—

Non-GAAP adjusted EBITDA	$711	$2,450	$(9,903)	$469
Investment income	(1,231)	(1,960)	(4,244)	(6,269)

Non-GAAP adjusted EBITDA excluding investment income	$(520)	$490	$(14,147)	$(5,800)